UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): October 3, 2007

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23418 (Commission File Number)	95-3601802 (I.R.S. Employer Identification No.)
15641 Red Hill, Suite 200
Tustin, California 92780
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number,
Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     On October 3, 2007, MTI Technology Corporation (the “Company”) received a notice of default from Comerica Bank (“Comerica”) in connection with the previously reported Loan Agreement, dated as of November 13, 2002, as amended (the “Loan Agreement”), between Comerica and the Company. The Company defaulted on its obligations under the Loan Agreement as a result of its failure to comply with certain covenants contained in the Loan Agreement, including developments in the Company’s business that Comerica deemed to constitute material adverse effects. As a consequence of the default, Comerica exercised its right to immediately accelerate and demand full repayment of all outstanding obligations under the Loan Agreement, which as of the date of the notice of default was approximately $5.2 million. The loan from Comerica was guaranteed by The Canopy Group, Inc. (“Canopy”), a significant stockholder of the Company, through a standby letter of credit Canopy arranged to be issued for Comerica’s benefit. All outstanding amounts owed to Comerica by the Company were satisfied by a draw on the letter of credit following the issuance of the notice of default to the Company. Such amounts are now owed by the Company to Canopy pursuant to the terms of the Loan Agreement, dated as of June 27, 2002, as amended, between the Company and Canopy. The Company is not permitted to make any additional borrowings under the Loan Agreement.
     On October 5, 2007, the Company received a notice of default from Pencom Systems Incorporated (“Pencom”), on behalf of each of the holders of the promissory notes, dated as of July 5, 2006, that the Company issued in connection with its acquisition of the assets of Collective Technologies, LLC in July 2006. The default occurred as a result of the Company’s failure to make required payments due under the promissory notes. Pencom stated in the notice that it intended to exercise its rights under the notes and the related asset purchase agreement entered into in connection with the acquisition. These rights may include, among other things, a declaration of the entire unpaid principal balance of the promissory notes, together in all accrued interest thereon, immediately due and payable. The unpaid principal and interest under the promissory notes is currently approximately $1.4 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On October 3, 2007, Michael Pehl resigned from his position on the Board of Directors of MTI Technology Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTI TECHNOLOGY CORPORATION
Date: October 9, 2007	By:	/s/ SCOTT J. POTERACKI
Scott J. Poteracki
Executive Vice President, Chief Financial Officer and Secretary